UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 6, 2013

PARK PLACE ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-51712	71-0971567
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Calgary, Alberta, Canada
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 1-403-539-8710

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Taisiia Popova– Chief Executive Officer (interim), Chief Financial Officer

Effective May 6, 2013 Taisiia Popova is appointed as Chief Executive Officer on an interim basis and Chief Financial Officer of the company. She is graduate of the University of new Brunswick, Canada, achieving her Master of Business Administration. She has considerable international business experience, including acting as the CFO and Financial Director for companies with international business interests in Europe. She has agreed to act as interim position for CEO and to assist in the resolution of the litigation in Bulgaria, and until such other successor is found.

Summary -Our executive is now occupied by Taisiia Popova. Our board of directors consists of Parvez Tyab, and Dr. Art Halleran. The position of President of the Company is vacant. There have been no material transactions between our company and Taisiia Popova, since the company’s last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY CORP.

/s/ Parvez Tyab .
Parvez Tyab, Director

May 9, 2013